BILL OF SALE, ASSIGNMENT AND ASSUMPTION
OF LEASES AND CONTRACTS

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Bill of Sale and Assignment”) is made as of the 26th day of May, 2011 by and between BRYANT MOB MEDICAL COMPLEX, LLC, a Delaware limited liability company (“Assignor”), and G&E HC REIT II BRYANT MOB, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a) All right, title and interest of Assignor in and to all personal property (collectively, “Personalty”) set forth in the inventory on Exhibit B hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the City of Bryant, Arkansas, as more particularly described in Exhibit A hereto and made a part hereof (collectively, “Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Tenant Leases (as defined below).

(b) All right, title and interest of Assignor in and to those certain leases described on Exhibit C hereto and made a part hereof (collectively, the “Tenant Leases”), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefore under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, and all funds held by Assignor pursuant to the Tenant Leases, including without limitation funds for the payment of taxes, common area maintenance and other operating expenses of the Property, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

(c) To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit D hereto and made a part hereof, and all warranties, guaranties, indemnities and claims which exist or may hereafter exist with respect to the Personalty, the Tenant Leases, the Real Property and the improvements thereon (collectively, the “Contracts”).

(d) All right, title and interest of Assignor in and to those agreements set forth on Exhibit E hereto and made a part hereof (collectively, the “License Agreements”).

(e) All right, title and interest of Assignor in and to the common name of the improvements located upon the Real Property, “Bryant Medical Office Building"”.

2. This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of April 20, 2011, between Assignor and Assignee (as amended, the “Purchase Agreement”), providing for, among other things, the conveyance of the Personalty, the Tenant Leases, the License Agreements and the Contracts.

3. Assignee hereby accepts the assignment of the Personalty, the Tenant Leases, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder, including, without limitation, the obligations and duties of Assignor relating to any tenant deposits either assigned to Assignee or for which Assignee received a credit from Assignor pursuant to the Purchase Agreement, and (b) all of the lessor’s obligations under the Tenant Leases. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including reasonable attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations for any obligations arising from and after the date hereof.

4. Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including reasonable attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases, Contracts or License Agreements, to the extent accruing prior to the date hereof.

5. This Bill of Sale and Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

BRYANT MOB MEDICAL COMPLEX, LLC, a Delaware limited liability company
By its Manager:
Landmark Healthcare Properties Fund, LLC, a Delaware series limited liability company, on behalf of its Bryant MOB Series
By its sole Member:
Landmark Healthcare Companies LLC, a Delaware limited liability company
By: /s/ Nicholas F. Checota
Nicholas F. Checota President

ASSIGNEE:

G&E HC REIT II BRYANT MOB, LLC,
a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory